UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Lucas Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada                                                                                                         98-0417780

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

3000 Richmond Avenue, Suite 400, Houston, Texas 77098

(Address of principal executive offices)           (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [    ]

Securities Act registration statement file number to which this form relates:    333-147568

Securities to be registered pursuant to Section 12(g) of the Act:

                                 None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

    Information with respect to the Common Stock, par value $0.001 per share, is incorporated herein by reference to the section captioned "Description of Securities" in the registrant's prospectus included in the Registration Statement on Form SB-2 (Registration No. 333-147568), as amended, (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "SEC") on November 21, 2007 and declared effective January 11, 2008.  Any form of prospectus that constitutes  part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

Item 2.    Exhibits.

Under the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered with the American Stock Exchange and the Common Stock registered hereby is not being registered pursuant to Section 12(g) of the Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereof duly authorized.

Lucas Energy, Inc.

/s/ James J. Cerna, Jr.
James J. Cerna, Jr.
President
Date: February 12, 2008